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                  LAFARGE CORPORATION AND SUBSIDIARIES                EXHIBIT 11
            Computation of Net Income (Loss) per Common Equity Share
             (Unaudited and in thousands, except per share amounts)


                                                  Three Months                                 Twelve Months
                                                 Ended March 31                                Ended March 31
                                      ---------------------------------              ------------------------------
                                           1996                1995                      1996               1995
                                      -------------        ------------              -----------        -----------
PRIMARY CALCULATION
- -------------------
Net income (loss)                    $     (38,195)        $   (42,053)              $   133,471         $  100,442
                                     ==============        ============              ===========         ==========

Weighted average number
  of common equity
  shares outstanding                        69,327              68,251                    68,934             67,959

Net effect of dilutive
  stock options based on
  the treasury method                            -                   -                       332                420
                                     --------------         -----------               ----------          ---------

Weighted average number
  of common equity shares
  and share equivalents
  outstanding                               69,327              68,251                    69,266             68,379
                                     ==============         ===========                =========          =========

Primary net income (loss)
  per common equity share            $        (.55)         $     (.62)               $     1.93         $     1.47
                                     ==============         ===========               ==========         ==========

FULLY DILUTED CALCULATION
- -------------------------
Net income (loss)                    $     (38,195)         $  (42,053)               $  133,471         $  100,442

Add after tax interest expense
  applicable to 7% Convertible
  Subordinated Debentures                    1,102               1,750                     4,409              7,000
                                     --------------         -----------               ----------         ----------

Net income (loss) assuming
  full dilution                      $     (37,093)         $  (40,303)              $   137,880         $  107,442
                                     ==============         ===========              ===========         ==========
Weighted average number
  of common equity
  shares outstanding                        69,327              68,251                    68,934             67,959

Add additional shares
  assuming conversion
  of 7% Convertible
  Subordinated Debentures                    4,520               4,520                     4,520              4,520

Net effect of dilutive
  stock options based on
  the treasury stock method                    352                 438                       332                437
                                       ------------         -----------              -----------        -----------

Weighted average number of
  common equity shares
  assuming full conversion
  of all potentially
  dilutive securities                       74,199              73,209                    73,786             72,916
                                        ===========         ===========              ===========        ===========

Fully diluted net income
  (loss) per common
  equity share                         $      (.50)(a)      $     (.55)(a)           $      1.87        $      1.47
                                       ============         ===========              ===========        ===========



(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No.15 because it produces an anti-dilutive result.





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